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                                                                    EXHIBIT 23.1





              Consent of Independent Certified Public Accountants


We have issued our report, dated February 10, 2003, accompanying the consolidated financial statements and included in the Annual Report of Rent-A-Center, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of Rent-A-Center, Inc. and Subsidiaries on Form S-3 (File No.333-77985), and on Forms S-8 (File No.333-62582), (File No.33-98800),
(File No. 333-53471), (File No. 333-66645), (File No. 333-40958) and (File No.
333-32296).



Dallas, Texas
March 26, 2003